As filed with the Securities and Exchange Commission on July 29, 2013
Registration No. 333–

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANADIAN PACIFIC RAILWAY LIMITED
(Exact name of Registrant as specified in its charter)

Canada	4011	98-0355078
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)

Suite 500, Gulf Canada Square, 401 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 4Z4, (403) 319-7000
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Paul A. Guthrie Canadian Pacific Railway Limited Gulf Canada Square 401 9th Avenue S.W. Calgary, Alberta, Canada T2P 4Z4 (403) 319-7000	Kevin E. Johnson Don Tse Norton Rose Fulbright Canada LLP 3700 Canterra Tower 400 – 3rd Avenue S.W. Calgary, Alberta, Canada T2P 4H2 (403) 267-8222	Andrew J. Foley Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (      ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

	3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (4)	Proposed maximum offering price per security	Proposed maximum aggregate offering price (1)(2)(4)	Amount of registration fee (4)(5)
Common Shares
First Preferred Shares
Second Preferred Shares
Subscription Receipts
Warrants
Units
Total (3)	US$900,169,056	100%	US$900,169,056	US$122,783.06

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants and Units  as shall have an aggregate initial offering price of US$900,169,056.  Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).
(3)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

(4)	US dollar amounts are calculated based on the Bank of Canada noon rate of Cdn$1.00 = US$0.9725 on July 25, 2013.
(5)
The prospectus contained herein relates to an aggregate of U.S.$2,431,250,000 of securities, including, pursuant to Rule 429 under the Securities Act of 1933, as amended, U.S.$1,531,080,944 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-175033), initially filed on June 20, 2011.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement relates to Registration Statement 333-175033.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

The information contained in this preliminary prospectus may not be complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Base Shelf Prospectus

This short form prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Canadian Pacific Railway Limited at Suite 920, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, phone (403) 319-7000 and are also available electronically at www.sedar.com.

Preliminary Short Form Prospectus Dated July 29, 2013

New Issue and/or Secondary Offering	July , 2013

CANADIAN PACIFIC RAILWAY LIMITED

               $2,500,000,000
Common Shares
First Preferred Shares
Second Preferred Shares
Subscription Receipts
Warrants
Units

Canadian Pacific Railway Limited ("CPRL" or the "Corporation") may from time to time offer common shares ("Common Shares"), first preferred shares ("First Preferred Shares"), second preferred shares ("Second Preferred Shares"), subscription receipts ("Subscription Receipts"), warrants ("Warrants") and units ("Units") of the Corporation (collectively, Common Shares, First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants and Units are referred to herein as the "Securities") having an aggregate offering price of up to $2,500,000,000 (or the equivalent in United States dollars or other currencies) during the 25-month period that this short form base shelf prospectus remains valid.  Certain funds managed by Pershing Square Capital Management, L.P. ("Pershing Square") or its affiliates or their respective permitted assignees (collectively, the "Selling Shareholder") may also from time to time offer and sell Common Shares pursuant to this prospectus.  See "Selling Shareholder".

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and on the New York Stock Exchange ("NYSE") under the symbol "CP".  There is no market through which the First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell any First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units purchased under this prospectus.  This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.  See the "Risk Factors" section of the applicable prospectus supplement.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

The Corporation may sell the Securities and the Selling Shareholder may sell Common Shares to or through underwriters purchasing as principals and may also sell the Securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents.  See "Plan of Distribution".  The prospectus supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Corporation and/or the Selling Shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) the proceeds to the Corporation and/or the Selling Shareholder, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Unless provided otherwise in a prospectus supplement relating to a particular offering of Securities, the underwriters of an offering of Securities may over-allot or effect transactions which stabilize the market price of the Securities at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

Messrs. Harrison, Ackman, Hilal, Kelly, Reardon and Tobias and Ms. Morgan are directors of the Corporation who reside outside of Canada and each of these directors has appointed Canadian Pacific Railway Limited for service of process at 7550 Ogdendale Road S.E., Calgary, AB  T2C 4X9.  Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The Corporation is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.

Financial statements included or incorporated herein have been prepared in accordance with generally accepted accounting principles in the United States, and are subject to auditing and auditor independence standards in the United States and Canada.  They may not be comparable to financial statements of other Canadian companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada.  This prospectus or any applicable prospectus supplement may not describe these tax consequences fully.  You should read the tax discussion in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the Corporation's officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of the Corporation's assets and the assets of the Corporation's officers and directors and the experts are located outside of the United States.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

The registered and head office of the Corporation is located at Suite 500, 401 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 4Z4.

- ii -

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars, and references to "dollars" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.  Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to "CPRL" or the "Corporation" mean Canadian Pacific Railway Limited and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement on Form F-10 relating to the Securities that is filed with the U.S. Securities and Exchange Commission (the "SEC").  Under the registration statement, the Corporation may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate offering price of $2,500,000,000.  This prospectus provides you with a general description of the Securities that the Corporation may offer.  Each time the Corporation sells Securities under the registration statement, the Corporation will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference".   This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Investors may refer to the registration statement and the exhibits to the registration statement for further information with respect to CPRL and the Securities.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus.  A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using generally accepted accounting principles in the United States, which is referred to as "U.S. GAAP".  U.S. GAAP differs from generally accepted accounting principles in Canada before the adoption of International Financial Reporting Standards ("IFRS"), referred to as "Canadian GAAP", and IFRS applied by most Canadian reporting issuers starting in 2011.  Therefore, the Corporation's comparative consolidated financial statements incorporated by reference into this prospectus may not be comparable to financial statements prepared in accordance with Canadian GAAP or IFRS.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference into this prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of CPRL at Suite 920, 401 – 9th Avenue S.W., Calgary, Alberta, T2P 4Z4 (telephone (403) 319-7000). These documents are also available through the internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

The Corporation is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document the Corporation files with or furnishes to the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549.  Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee.  Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room.  The Corporation's filings since November 2002 are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents of the Corporation, filed with the securities commission or similar authority in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

—	the annual information form of the Corporation (the "AIF") dated March 12, 2013;

—
CPRL's audited consolidated financial statements, including the notes thereto, for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, together with the respective auditor's reports thereon;

—	CPRL's Management's Discussion and Analysis ("MD&A") for the years ended December 31, 2012, December 31, 2011 and December 31, 2010;

—	CPRL's management proxy circular dated March 12, 2013;

—	CPRL's unaudited consolidated financial statements, including the notes thereto, for the three and six months ended June 30, 2013 and June 30, 2012; and

—	CPRL's Management's Discussion and Analysis for the three and six months ended June 30, 2013 and June 30, 2012.

Any documents of the type referred to above, any material change reports (excluding confidential material change reports) and any business acquisition reports filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this short form prospectus and prior to termination of any offering hereunder shall be deemed to be incorporated by reference into this short form prospectus.  To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with the SEC by the Corporation on Forms 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference in the registration statement relating to the securities of which this prospectus is a part.

Copies of each of the documents incorporated by reference into this prospectus may be obtained by accessing the Corporation's disclosure documents available through the Internet on SEDAR which may be accessed at www.sedar.com or by requesting a free copy of such documents by writing or calling CPRL at the following address and telephone number:  Canadian Pacific Railway Limited, Suite 920, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, Attention:  Corporate Secretary, phone (403) 319-7000.

Upon a new annual information form and the related annual audited consolidated financial statements and management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim unaudited consolidated financial statements and accompanying management's discussion and analysis, material change reports and business acquisition reports filed by the Corporation prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon interim unaudited consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, all interim unaudited consolidated financial statements and the accompanying management's discussion and analysis filed prior to the filing of the new interim unaudited consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder and upon a new management proxy circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, the management proxy circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Following the effectiveness of certain amendments to be made to applicable Canadian securities laws on August 13, 2013, underwriters, dealers and agents who participate in the distribution of the Securities will be permitted to utilize certain marketing materials (as such term will be defined under applicable Canadian securities laws) in connection with the distribution of Securities pursuant to this short form prospectus.  A version of any marketing materials that are utilized by such underwriters, dealers and agents who participate in the distribution of the Securities will be filed on SEDAR.  In the event that such marketing materials are filed subsequent to the date of the filing of the applicable prospectus supplement(s) pertaining to the distribution of the Securities that such marketing materials relate to, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable prospectus supplement(s) for the purposes of the distribution of the Securities to which the supplement(s) pertain.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein include "forward-looking information" and "forward-looking statements" within the meaning of securities laws, including the "safe harbour" provisions of the Securities Act (Ontario) and (Alberta) and the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the "U.S. Securities Act").  All forward-looking information and forward-looking statements are based on the Corporation's current beliefs as well as assumptions made by and information currently available to the Corporation. Forward-looking information and forward-looking statements typically contain statements such as "anticipate", ''believe'', ''expect'', "plan" or similar words suggesting future outcomes.  Forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: the Corporation's revenues and results of operations; the Corporation's strategic plan; quarterly and seasonal trends; the Corporation's capital commitments and expenditures; the Corporation's future cash flows and the availability of other sources of liquidity; interest rates and any hedging programs the Corporation undertakes in respect thereof; fuel prices and any hedging programs the Corporation undertakes in respect thereof; the impact of changes in accounting policies; the outcome of contract negotiations (including in respect of government contracts); the Corporation's pension plan funding and future contributions; the outcome of litigation; the success and cost of environmental initiatives and remediation programs; the success and impact of the Corporation's restructuring initiatives; and the Corporation's competitive environment.

By its nature, CPRL's forward-looking information and forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors:

—	changes in business strategies;

—	general North American and global economic credit and business conditions;

—	risks in agricultural production such as weather conditions and insect populations;

—	the availability and price of energy commodities;

—	the effects of competition and pricing pressures;

—	industry capacity;

—	shifts in market demand;

—	changes in laws and regulations, including regulation of rates;

—	changes in taxes and tax rates;

—	potential increases in maintenance and operating costs;

—	uncertainties of investigations, proceedings and other types of claims and litigation;

—	labour disputes;

—	risks and liabilities arising from derailments;

—	transportation of dangerous goods;

—	timing of completion of capital and maintenance projects;

—	currency and interest rate fluctuations;

—	effects of changes in market conditions on the financial position of pension plans and investments;

—	various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes;

—	security threats and governmental response to them;

—	technological changes; and

—	effect of market conditions on the timing and volume of sales of Common Shares by the Selling Shareholder.

The risks and uncertainties of the Corporation's business, including those discussed above and in documents incorporated by reference into this prospectus and as described under "Risk Factors" and elsewhere herein, could cause the Corporation's actual results and experience to differ materially from the anticipated results or other expectations expressed in forward-looking information and forward-looking statements. In addition, the Corporation bases forward-looking information and forward-looking statements on assumptions about future events, which may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

The Corporation cannot assure prospective investors that its future results, levels of activity and achievements will occur as the Corporation expects, and neither the Corporation nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, the Corporation has no obligation or intention to update or revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

CANADIAN PACIFIC RAILWAY LIMITED

CPRL is a holding company whose direct and indirect subsidiaries operate railways in North America.

The main operating subsidiary of the Corporation, Canadian Pacific Railway Company ("CPRC"), was incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. CPRC is one of Canada’s oldest corporations. From its inception over 132 years ago, CPRC has developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$398.7 million in revenues annually) providing rail and intermodal freight transportation services over a 14,400-mile network serving the principal business centres of Canada, from Montreal to Vancouver, and the U.S. Midwest and Northeast regions.

CPRL's registered and head office is located at Suite 500, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, Canada.

USE OF PROCEEDS

The use of proceeds from the sale of any Securities will be described in a prospectus supplement relating to the specific issuance of Securities.  The Corporation may use proceeds from the sale of Securities hereunder for repayment of existing indebtedness, capital expenditures, corporate and asset acquisitions and other general corporate purposes.  The Corporation may invest funds that it does not immediately use in short-term marketable investment grade securities or bank deposits.  The Selling Shareholder will not, directly or indirectly, receive any proceeds from any offering of Securities by CPRL under this prospectus.  CPRL will not receive any proceeds from any sale of Common Shares by the Selling Shareholder.

DESCRIPTION OF SECURITIES

Common Shares

The holders of Common Shares are entitled to receive notice of, attend and vote at all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of the Corporation. The holders of the Common Shares are entitled to receive dividends if, as and when declared by CPRL's Board of Directors out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the Board of Directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

First Preferred Shares

Subject to certain limitations, the Board of Directors of the Corporation may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The Board of Directors may not issue First Preferred Shares if by doing so the aggregate amount payable to the holders of such shares as a return of capital in the event of the liquidation or dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs would exceed $500,000,000. The First Preferred Shares are entitled to preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation. Except with the consent in writing of all of the holders of First Preferred Shares which may be outstanding, no dividend can be declared and paid on or set apart for payment on the Second Preferred Shares or the Common Shares or on any other shares ranking junior to the First Preferred Shares unless and until all dividends (if any) up to and including any dividend payable for the last completed period for which such dividend is payable on each series of First Preferred Shares outstanding has been declared and paid or set apart for payment.  Except as provided by the Canada Business Corporations Act, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders' meetings.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially identical to those attaching to the First Preferred Shares, except that the Second Preferred Shares are junior to the First Preferred Shares, and are entitled to preference over the Common Shares with respect to the payment of dividends, repayment of capital and the distribution of assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Corporation, including Warrants.  The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Corporation and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Corporation, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation or one or more of its subsidiaries.  The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred).  Holders of Subscription Receipts will receive Common Shares and/or other securities of the Corporation upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon.  Holders of Subscription Receipts are not shareholders of the Corporation.

The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Corporation; (iv) the number of Common Shares and/or other securities of the Corporation that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Warrants

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a "Unit", but may be offered with Subscription Receipts or separately.  The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Corporation and a trustee at the time of issuance of the Warrants or will be represented by Warrant certificates issued by the Corporation.

A Warrant will entitle the holder thereof to receive a Common Share and/or other securities of the Corporation upon the exercise thereof and payment of the applicable exercise price.  A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.  Holders of Warrants are not shareholders of the Corporation.

The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Warrants. This description will include, where applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of the Corporation purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a stock exchange.

Units

Units are a security comprised of one or more of the other Securities described in this prospectus offered together as a "Unit".  A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit.  The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference into this prospectus including those described in a prospectus supplement relating to a specific offering of Securities.

Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's annual disclosure documents (annual information form and management's discussion and analysis) and interim management's discussion and analysis filed with the applicable regulatory authorities which are incorporated by reference into this prospectus.

CERTAIN INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning and disposing of any Securities offered thereunder, including whether the payments of dividends or other distributions will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

PLAN OF DISTRIBUTION

The Corporation may sell the Securities and the Selling Shareholder may sell Common Shares  (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents.  The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

The prospectus supplement relating to each offering of Securities will set forth the terms of the offering of those Securities, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to the Corporation and/or the Selling Shareholder, any underwriters' or agents' fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid.  Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Securities offered by that prospectus supplement.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by the Corporation, or in the case of Common Shares, the Selling Shareholder, at prices and upon terms agreed to by the purchaser and the Corporation or purchaser and the Selling Shareholder or through agents designated by the Corporation and/or the Selling Shareholder from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by the Corporation and/or the Selling Shareholder to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a reasonable commercial efforts basis for the period of its appointment.

The Corporation and/or the Selling Shareholder may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of general funds. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us and/or the Selling Shareholder to indemnification by us and/or the Selling Shareholder against certain liabilities, including liabilities under the U.S. Securities Act or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof.  Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units will not be listed on any stock exchange. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Securities to over-allot or effect transactions which stabilize the Securities' price at a higher level than that which might exist in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

PRICE RANGE AND TRADING VOLUME

The Common Shares of the Corporation are listed on the TSX and the NYSE under the symbol "CP".  The following table sets forth the price range and trading volume of the Common Shares as reported by the TSX and the NYSE for the periods indicated:

	TSX			NYSE
	High ($)	Low ($)	Volume (000s)	High (US$)	Low (US$)	Volume (000s)
2012
July	83.57	72.66	14,248	83.20	71.22	13,801
August	85.66	80.53	7,194	86.92	80.07	9,092
September	85.60	80.03	7,902	88.23	80.02	8,818
October	93.91	81.29	13,807	94.78	82.75	12,579
November	94.44	89.49	9,372	94.83	89.30	13,082
December	101.81	90.69	12,973	102.80	91.34	18,815
2013
January	118.57	102.14	13,196	118.07	103.82	18,208
February	125.62	112.14	9,271	122.22	112.51	15,243
March	132.92	124.50	9,110	130.81	120.60	14,247
April	132.50	118.25	11,047	130.68	115.60	22,725
May	144.43	122.68	9,280	139.99	121.66	17,246
June	138.37	120.13	9,630	133.50	113.82	19,677
July 1-26	134.90	124.86	6,573	129.79	118.30	14,011
Note:
During the twelve-month period prior to the filing of the prospectus ended June 30, 2013, the Corporation issued  3,773,500 Common Shares upon the exercise of 3,773,500 stock options at a weighted average price of $54.55.

SELLING SHAREHOLDER

As at the date hereof, based on publicly available information, the Selling Shareholder beneficially owns 24,159,888 Common Shares, which is approximately 13.8% of the outstanding Common Shares.

On June 3, 2013, the Selling Shareholder announced its plans to sell up to 7,000,000 of the Common Shares that it owns over a 6 to 12 month period which began on June 10, 2013.  The Selling Shareholder may from time to time sell Common Shares pursuant to this prospectus or under Rule 144 or another exemption from the registration requirements of the U.S. Securities Act or, if required, from the prospectus requirements under Canadian securities legislation.  The Selling Shareholder does not expect the aggregate number of Common Shares it sells by any means over such period to exceed 7,000,000 Common Shares.

Pershing Square, a registered investment advisor under the United States Investment Advisors Act of 1940, is the investment advisor to each of Pershing Square, L.P. ("PS"), Pershing Square II, L.P. ("PS II"), Pershing Square International, Ltd. ("Pershing Square International") and Pershing Square Holdings, Ltd. ("Pershing Square Holdings" and, together with PS, PS II and Pershing Square International, the "Pershing Square Funds"). PS Management GP, LLC ("PS Management") is the sole general partner of Pershing Square.  Pershing Square GP, LLC ("Pershing Square GP"), a registered investment advisor under the Investment Advisors Act of 1940, is the sole general partner of each of PS and PS II.  Pershing Square has investment discretion with regards to 24,159,888

Common Shares, which Common Shares are directly owned by the Pershing Square Funds.  The Common Shares were acquired during the period from September 23, 2011 to February 2, 2012.  William A. Ackman is the Chief Executive Officer of Pershing Square and the managing member of each of PS Management and Pershing Square GP.  Mr. Ackman is also a director of CPRL.  Pershing Square is a Delaware limited partnership and its address is 888 Seventh Avenue – 42nd Floor New York, NY 10019.

Registration Rights Agreement

The following description of certain provisions of the registration rights agreement dated as of July 29, 2013 between the Corporation and the Pershing Square Funds (the "Registration Rights Agreement") is a summary only, is not comprehensive and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is available at www.sedar.com and which has been filed as an exhibit to the registration statement on Form F-10.

The Registration Rights Agreement provides the Pershing Square Funds with the right (the "Demand Registration Right") to require the Corporation to qualify the distribution of up to 7,000,000 Common Shares held by the Pershing Square Funds, by prospectus filed with the applicable Canadian securities regulatory authorities and/or the SEC (a "Demand Distribution"). The Pershing Square Funds are entitled to request up to four Demand Distributions in respect of underwritten offerings.  The Corporation must use reasonable commercial efforts to assist the Pershing Square Funds in making a Demand Distribution, provided that each request for a Demand Distribution for an underwritten offering must relate to such number of Common Shares having an aggregate market price of at least US$150 million based on the average trading price of the Common Shares over the prior 15 days.

In addition, the Registration Rights Agreement provides the Pershing Square Funds with the right (the "Piggy-Back Registration Right"), among others, to require the Corporation to include Common Shares held by the Pershing Square Funds, in any future public distribution undertaken by the Corporation (a "Distribution"). The Corporation must use reasonable commercial efforts to cause to be included in the Distribution all of the Common Shares the Pershing Square Funds requests to be sold pursuant to the Piggy-Back Registration Right; provided, however, that if the Distribution involves an underwriting and the lead underwriter determines that the total number of Common Shares to be included in such Distribution should be limited for certain prescribed reasons, the Common Shares to be included in the Distribution will be first allocated to the Corporation.

The Piggy-Back Registration Right and Demand Registration Right are subject to various conditions and limitations, and the Corporation is entitled to defer any Demand Distribution in certain circumstances for a limited period.

The Registration Rights Agreement provides that expenses relating to a Demand Distribution that would not have otherwise been incurred by the Corporation shall be borne by the Pershing Square Funds and expenses relating to a Piggy-Back Distribution (or a Demand Distribution in which the Corporation also offers its own securities) shall be allocated to the parties in proportion to the number of Common Shares sold, directly or indirectly, by such party as part of the distribution.

Pursuant to the Registration Rights Agreement, the Corporation is obliged to indemnify the Pershing Square Funds or any underwriters for any misrepresentation in this prospectus and any applicable prospectus supplement (other than in respect of any information provided by the Pershing Square Funds or the underwriters for inclusion in the prospectus). The Pershing Square Funds are obliged to indemnify the Corporation and any underwriters for any misrepresentation in this prospectus and any applicable prospectus supplement arising from information furnished in writing by the Pershing Square Funds for inclusion in the prospectus.  The Registration Rights Agreement (other than the indemnity provisions) will terminate upon the earlier of (i) the sale by the Pershing Square Funds, by distribution or otherwise, of 7,000,000 Common Shares; (ii) expiry of this short form base shelf prospectus and (iii) three months following the date the Corporation provides a legal opinion to the Pershing Square Funds that the Pershing Square Funds cannot reasonably be considered to be either a 10% holder of Common Shares or an affiliate or control person of the Corporation.

The Pershing Square Funds may also sell Common Shares other than pursuant to this short form base shelf prospectus under available exemptions from the prospectus and registration requirements of Canadian and U.S. securities legislation.  The Corporation cannot predict when or in what amounts the Pershing Square Funds may sell any of the Common Shares qualified for distribution by this short form base shelf prospectus.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to a particular offering of Securities, certain legal matters relating to Canadian law will be passed upon on behalf of the Corporation by Norton Rose Fulbright Canada llp, Calgary, Alberta and certain legal matters relating to United States law will be passed upon on behalf of the Corporation by Paul, Weiss, Rifkind, Wharton & Garrison llp, New York, New York.

INTEREST OF EXPERTS

In connection with the audit of the Corporation’s annual financial statements for the year ended December 31, 2012, Deloitte llp and PricewaterhouseCoopers llp, the auditors of the Corporation, confirmed that they were independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Subscription Receipts or Warrants offered separately will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such a Subscription Receipt or Warrant. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under section 203 of the Securities Act (Alberta) or otherwise at law. Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act (the “CBCA”) provides as follows:

124.         (1)           Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an  individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)           Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1).  The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)           Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual

(a)
acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

(4)           Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

(5)           Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative  or other proceeding to which the individual is subject because of the individual's association with the corporation or other  entity as described in subsection (1), if the individual seeking indemnity

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
(b)	fulfills the conditions set out in subsection (3).

(6)           Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)	in the individual's capacity as a director or officer of the corporation; or

(b)	in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

(7)           Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)           Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)           Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1*
The annual information form of Canadian Pacific Railway Limited dated March 12, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.2*
Canadian Pacific Railway Limited’s audited consolidated financial statements, including the notes thereto, for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, together with the auditors’ reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.3*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.4*
Canadian Pacific Railway Limited’s management proxy circular dated March 12, 2013 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on March 22, 2013, Commission File No. 001-01342).

4.5*
Canadian Pacific Railway Limited’s unaudited consolidated financial statements, including the notes thereto, for the three and six months ended June 30, 2013 and June 30, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on July 24, 2013, Commission File No. 001-01342).

4.6*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the three and six months ended June 30, 2013 and June 30, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on July 24, 2013, Commission File No. 001-01342).

4.7**	Registration Rights Agreement, dated July 29, 2013.

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2**	Consent of Deloitte LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Previously filed.
**	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.        Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.        Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 29th day of July, 2013.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ E. Hunter Harrison
	Name:	E. Hunter Harrison
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian W. Grassby and Paul Guthrie, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on July 29, 2013.

Signature	Title

/s/ E. Hunter Harrison	Chief Executive Officer
E. Hunter Harrison	(Principal Executive Officer)

III-2

Signature	Title

/s/ Brian W. Grassby	Senior Vice-President and Chief Financial Officer
Brian W. Grassby	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul G. Haggis
Paul G. Haggis	Chairman of the Board of Directors

/s/ William A. Ackman	Director
William A. Ackman

/s/ Gary F. Colter
Gary F. Colter	Director

/s/ Isabelle Courville
Isabelle Courville	Director

/s/ Paul C. Hilal
Paul C. Hilal	Director

/s/ Krystyna T. Hoeg
Krystyna T. Hoeg	Director

/s/ Richard C. Kelly
Richard C. Kelly	Director

/s/ Rebecca MacDonald
Rebecca MacDonald	Director

/s/ Anthony R. Melman
Anthony R. Melman	Director

/s/ Linda J. Morgan
Linda J. Morgan	Director

/s/ Andrew F. Reardon
Andrew F. Reardon	Director

/s/ Stephen C. Tobias
Stephen C. Tobias	Director

III-3

Signature	Title

Hon. Jim Prentice, P.C., Q.C.	Director

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on this 29th day of July, 2013.

SOO LINE CORPORATION

By:	/s/ William M. Tuttle
	Name:	William M. Tuttle
	Title	Vice President Corporate

III-5

EXHIBIT INDEX

Exhibit Number	Description

4.1*
The annual information form of Canadian Pacific Railway Limited dated March 12, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.2*
Canadian Pacific Railway Limited’s audited consolidated financial statements, including the notes thereto, for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, together with the auditors’ reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.3*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 12, 2013, Commission File No. 001-01342).

4.4*
Canadian Pacific Railway Limited’s management proxy circular dated March 12, 2013 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on March 22, 2013, Commission File No. 001-01342).

4.5*
Canadian Pacific Railway Limited’s unaudited consolidated financial statements, including the notes thereto, for the three and six months ended June 30, 2013 and June 30, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on July 24, 2013, Commission File No. 001-01342).

4.6*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the three and six months ended June 30, 2013 and June 30, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on July 24, 2013, Commission File No. 001-01342).

4.7**	Registration Rights Agreement, dated July 29, 2013.

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2**	Consent of Deloitte LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Previously filed.
**	Filed herewith.

III-6